UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive, Suite 400 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 880-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 20, 2025, Builders FirstSource, Inc. (the “Company”) replaced its existing revolving commitments of $1,800.0 million (the “Previous Revolving Facility”) with new revolving commitments of $2,200.0 million (the “New Revolving Facility”), extended the maturity date of the New Revolving Facility and made certain other amendments to the New Revolving Facility, with Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent, and the lenders and financial institutions party thereto, pursuant to an amendment to the amended and restated ABL credit agreement governing the Previous Revolving Facility (as amended, the “New ABL Credit Agreement”).

The New ABL Credit Agreement provides for, subject to availability under the borrowing base thereunder, revolving credit financings under the New Revolving Facility of up to $2,200.0 million with a maturity date of May 20, 2030. Bank of America, as successor to Truist Bank (as successor by merger to SunTrust Bank), now serves as administrative agent and collateral agent under the New ABL Credit Agreement.

At the Company’s option, loans under the New Revolving Facility will bear interest based on either the secured overnight financing rate or base rate (a rate equal to the highest of Bank of America’s prime rate, the federal funds effective rate plus 0.50% and the secured overnight financing rate plus 1.00%) plus, in each case, an applicable margin. The applicable margin will be (x) 1.00% or 1.25% per annum in the case of secured overnight financing rate loans (based on a measure of availability under the New Revolving Facility) and (y) 0.00% or 0.25% per annum in the case of base rate loans (based on a measure of availability under the New Revolving Facility). In addition, the Company will pay customary commitment fees and letter of credit fees under the agreement governing the New Revolving Facility that are consistent with the Previous Revolving Facility. Letter of credit fees under the New Revolving Facility are assessed at a rate between 1.00% and 1.25% per annum (based on a measure of availability under the New Revolving Facility). The commitment fee rate will continue to be equal to 0.20% per annum. The New ABL Credit Agreement includes certain other changes to the borrowing base, financial calculations, thresholds and caps contained throughout and reporting requirements.

The foregoing summary of the New ABL Credit Agreement is qualified in its entirety by reference to the actual Amendment No. 8 to Credit Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included as part of this Current Report:

Exhibit Number	Description

10.1	Amendment No. 8 to Credit Agreement, dated as of May 20, 2025, by and among the Company, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Timothy D. Johnson
Name:	Timothy D. Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 22, 2025